EXHIBIT 10.2

                               PURCHASE AGREEMENT

                  THIS PURCHASE AGREEMENT (this "Agreement") is made and entered into as of November 8, 2000 (the "Effective Date") between Bryan Liew ("Liew") and Communicate.com Inc., a Nevada corporation ("CMNN") with respect to the following facts:

                  A. Liew owns Eleven Million Seven Hundred Fourteen Thousand eighty (11,714,080) shares (the "Liew Stock") of common stock of Communicate.com Inc., an Alberta corporation ("AlbertaCo").

                  B. Liew has previously entered into agreements with CMNN regarding the disposition of the Liew Stock.

                  C. Liew now desires to sell to CMNN, and CMNN now desires to purchase from Liew, the Liew Stock. Pursuant to this Agreement, Liew shall be paid an aggregate of (United States) One Million Five Hundred Thousand Dollars (US$1,500,000), together with one million (1,000,000) shares of newly issued CMNN common stock (the "CMNN Stock") in exchange for the Liew Stock, to enter into mutual general releases and to take other actions as contemplated in this Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                  1. Purchase and Sale of the Liew Stock. Concurrently with the execution of this Agreement:

                     (a) CMNN shall purchase from Liew, and Liew shall sell and deliver to CMNN, the the original certificate or certificates evidencing issuance of the Liew Stock, and shall execute and deliver a Stock Assignment Separate from Certificate substantially in the form of Exhibit B hereto (the "Stock Assignment"); and

                     (b) AlbertaCo shall issue to CMNN one or more certificates representing an aggregate of Eleven Million Seven Hundred Fourteen Thousand eighty (11,714,080) shares of common stock of the AlbertaCo (the "New Shares").

                  2. Purchase Price of the Liew Stock; Security Therefor.

                     (a) CMNN shall pay Liew for the purchase of the Liew Stock the sum of One Million Five Hundred Thousand Dollars ($1,500,000.00), together with one million (1,000,000) shares of newly issued CMNN common stock (the "CMNN Stock") payable as follows:

                         (i) at the Closing: $400,000 and 1,000,000 shares of CMNN Stock;


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                         (ii)  on or  before  thirty  days  after  the  Closing,
                               $275,000;

                         (iii) on  or  before  sixty  days  after  the  Closing,
                               $275,000;

                         (iv) on or before ninety days after the Closing, $275,000; and

                         (v) on or before one hundred twenty days after the Closing, $275,000.

                  (b) All payments required hereunder shall be in United States Dollars, with payment made by check or, at the option of Liew, by wire transfer to an account designated by Liew in writing to CMNN, and shall be net of any wire transfer fees. If payment is to be made by wire transfer, Liew shall provide written wire transfer instructions to CMNN on the earlier of (a) at least two (2) business days prior to the due date of the payment, or (b) two (2) business days after CMNN"s request. CMNN may, at any time at its option, pay any amounts due hereunder prior to the date set forth above. For the purposes of determining the date of payment, payment shall be deemed made by CMNN as evidenced by the date of a confirmation of wire transfer delivered to Liew by CMNN. Liew shall, promptly upon receipt, deliver to CMNN written notification of the receipt of any payment hereunder.

                  (c) If CMNN fails to pay any amount  hereunder  within fifteen
(15) days after receipt of written notice of non-payment, Liew shall, as his sole remedy for and in full satisfaction of non-payment, receive shares of CMNN Stock at the rate of two (2) shares for each dollar unpaid. Thus, for purposes of illustration only, if CMNN fails to make the payment due pursuant to Section 2(a) above, and if CMNN fails to pay such amount within fifteen (15) days after receipt of written notice from Liew of non-payment, CMNN shall, promptly following such fifteen (15) day period, issue to Liew 550,000 shares of CMNN Stock in full satisfaction of such payment.

                  3.   Resignation   by  Liew;   Shareholders'   and  Directors'
Resolutions.

                       (a) At the Closing, Liew shall execute and deliver to CMNN and the AlbertaCo a Resignation (the "Resignation") from all positions, including as a director and officer, of CMNN and the AlbertaCo, each in form and substance acceptable to CMNN.

                       (b) At the Closing, Liew shall deliver to CMNN a Unanimous Written Consent of the Board of Directors in Lieu of Special Meeting and a Written Consent of Shareholders in Lieu of Special Meeting (collectively, the "Consents"), approving the performance by AlbertaCo of the issuance of the AlbertaCo Common Stock to CMNN and all exhibits hereto to which it is a party, each in form and substance acceptable to CMNN.

                  4. Representations and Warranties of CMNN. CMNN represents and warrants to the other parties hereto, and each of them, as follows:

                     (a) Full Authority of CMNN. CMNN has all authority necessary to enter into this Agreement and all of the exhibits hereto to which it is a party and to carry out the transactions contemplated hereby and thereby. Upon execution, this Agreement and all of the exhibits hereto to which it is a party will be fully binding and enforceable against it in accordance with their respective terms. No other consents or approvals of any persons are required or necessary for this Agreement, and all of the exhibits hereto to which it is a party, to be so binding.

                     (b)  Issuance of CMNN Stock.  When  issued,  the CMNN Stock
shall  have  been  duly   authorized   and  validly   issued,   fully  paid  and
non-assessable, and free from any lien, claim or encumbrance.

                     (c) Disclosure. No representation or warranty contained in this Agreement by CMNN and no statement contained in any writing furnished pursuant hereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.

                  5. Representations and Warranties of Liew. Liew hereby represents and warrants to the other parties hereto, and each of them, as follows:

                       (a) Full Authority. Liew has all authority necessary to execute this Agreement and all exhibits hereto to which he is a party and to carry out the transactions contemplated hereby and thereby. Upon execution, this Agreement and all exhibits hereto to which he is a party will be fully binding and enforceable against him in accordance with their respective terms. No other consents or approvals of any parties are required or necessary for this Agreement, and all of the exhibits hereto to which he is a party, to be so binding.

                       (b) Title to the Liew Stock. Liew has good and marketable title to the Liew Stock, free and clear of all liens, encumbrances and restrictions, except conditions restricting transfer imposed by the laws of the United States of America, the State of Nevada, the Province of Alberta and the by the federal laws of Canada. The Liew Stock has been duly authorized and validly issued, and is fully paid and non-assessable. None of the Liew Stock is subject to any irrevocable proxy or any voting, voting trust or other agreement. Liew does not know of and has no expectancies of any claims, demands, liabilities or causes of action of any kind or nature arising from Liew's ownership of the Liew Stock.

                       (c) Investment Intent. Liew is acquiring the CMNN Stock for investment purposes only, for his own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. Liew has no contract, undertaking, agreement or arrangement with any person to sell, transfer or otherwise distribute to such person or to have any person sell, transfer or otherwise distribute for Liew any of the CMNN Stock or any interest therein.

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                       (d) Restriction. Liew understands that the shares of CMNN
Stock it is acquiring hereunder are characterized as "restricted securities" under United States securities laws inasmuch as they are being acquired from CMNN in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Liew represents that he is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the United States Securities Act of 1933, as amended.

                       (e)  Legend   Condition.   Liew   understands   that  the
certificates representing the CMNN Shares, when and if issued, shall contain the following legend:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933 AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER."

                       (f) Ownership of Assets. AlbertaCo has good and marketable title to all of the assets of AlbertaCo (the "Assets"), including without limitation the assets and properties listed in Exhibit A hereto, free and clear of liens, encumbrances, assignments, mortgages, actions and charges held by any person or persons, corporations, governmental bodies against the Assets, and no taxes or payments are due in respect of any of the Assets. None of the Assets are in the possession of any other person. The Assets constitute all of the assets used or required to be used in connection with the business of AlbertaCo. No person has any right, whether present or future, contingent or absolute, to purchase or acquire any of the Assets, with the exception of the uniform resource locators "dance.com," techno-music.com," and "trance.com," which are being transferred to Liew as part of a severance agreement with AlbertaCo. AlbertaCo has granted no person the authority or right to sell, transfer or encumber any of the Assets. All transactions and proposed transactions involving any of the Asests have been fully documented in the records of AlbertaCo.

                       (g) Disclosure. No representation or warranty contained in this Agreement and no statement contained in any writing furnished pursuant hereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.

                  6.   Indemnifications.

                       (a) Liew shall indemnify and hold CMNN harmless from, and defend CMNN in any action (with counsel selected by CMNN) asserting, any liability, obligation, claim, loss, cost, damage, or expense (including attorneys' fees and litigation expenses) (i) which may arise or be asserted to be a result of Liew's willful misconduct in any matter relating to CMNN, (ii) with respect to the breach of any representation, warranty or covenant of Liew contained herein, or (iii) both (i) and (ii).

                       (b) CMNN shall indemnify and hold Liew harmless from, and defend Liew in any action (with counsel selected by Liew) asserting, any liability, obligation, claim, loss, cost, damage, or expense (including attorneys' fees and litigation expenses) (i) which may arise or be asserted to be a result of CMNN's willful misconduct in any matter relating to Liew, (ii) with respect to the breach of any representation, warranty or covenant of CMNN contained herein, or (iii) both (i) and (ii).

                  7.   The Closing.   The  closing  (the   "Closing")   for  the
consummation of the purchase and sale of the Liew Stock and the other transactions contemplated by this Agreement shall take place at the offices of Boughton Peterson Yang Anderson, Suite 1000, 595 Burrard Street, Vancouver, BC V7X 1S8) on November 10, 2000, at 9:00 A.M., or at such other place and time as the parties may agree upon.

                  8.   Conditions of Performance.

                       (a) Conditions to Obligations of Liew. The obligations of Liew to perform this Agreement are subject to the satisfaction of the following conditions, unless waived in writing by Liew:

                           (i)   The representations and warranties of the other
parties hereto set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing, as though made on and as of the Closing.

                           (ii)  CMNN  shall  have  performed  in  all  material
respects the obligations required to be performed by it under this Agreement prior to the Closing.

                           (iii) CMNN   shall  have  paid  to  Liew  the  sum of
$400,000.00 and issued 1,000,000 shares of CMNN stock as required by section 2(a) hereof.

                       (b) Conditions to Obligations of CMNN. The obligations of CMNN to perform this Agreement are subject to the satisfaction of the following conditions, unless waived in writing by CMNN:

                           (i) The  representations  and  warranties of Liew set
forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing, as though made on and as of the Closing.

                           (ii)  Liew  shall  have  performed  in  all  material
respects the obligations required to be performed by him under this Agreement prior to the Closing.

                           (iii) Liew shall  have  delivered  to CMNN at Closing
the Stock Assignment, the Resignation and the Consents, all executed by Liew.

                  (c) If the Closing does not occur because either (i) a condition precedent described in subsection (a) is not complied with and is not otherwise waived in writing by Liew, or (ii) a condition precedent described in subsection (b) is not complied with and is not otherwise waived in writing by CMNN, then this Agreement shall automatically be deemed canceled, null and void, the parties shall bear their own expenses incident to the preparation of this Agreement, and all agreements, rights and remedies, claims, and obligations of or between the parties heretofore existing shall remain in effect as though this Agreement were never executed.

                  9. Termination. This Agreement may be terminated, and the transactions contemplated hereunder abandoned, only by the written agreement of the parties hereto to terminate.

                  10. Survival of Covenants, Representations and Warranties. All covenants, representations and warranties made by the parties herein, or in any instrument or other writing provided for herein, shall survive the execution of this Agreement, the Closing and the delivery of the Liew Stock.

                  11. Release. This section 11 becomes effective upon the Closing.

                       (a) For good and valuable consideration, including the execution by CMNN of this Agreement, Liew releases and forever discharges CMNN and its respective heirs, predecessors, successors, representatives, assigns, agents, officers, directors, employees and attorneys, and each of them (herein collectively called the "the CMNN Releasees"), of and from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, of every nature, character and description, known or unknown, which Liew now owns or holds, or has at any time heretofore owned or held, or may at any time own or hold, by reason of any matter, cause or thing whatsoever occurred, done, omitted or suffered to be done prior to the date of this Agreement, except as provided in this Agreement or the exhibits contemplated hereby, and except for any claim based on the fraud, negligence or breach of fiduciary duty of the CMNN Releasees.

                       (b) For good and valuable consideration, including the execution by Liew of this Agreement, CMNN releases and forever discharges Liew and his heirs, successors, representatives, assigns, agents, and attorneys, and each of them (herein collectively called the "the Liew Releasees"), of and from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, of every nature, character and description, known or unknown, which CMNN, now owns or holds, or has at any time heretofore owned or held, or may at any time own or hold, by reason of any matter, cause or thing whatsoever occurred, done, omitted or suffered to be done prior to the date of this Agreement, except as provided in this Agreement or the exhibits contemplated hereby, and except for any claim based on the fraud, negligence or breanch of fiduciary duty of the Liew Releasees.

                       (c) Each party represents and warrants that he has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm, or corporation whomsoever any claim, debt, liability, demand, obligation, cost, expense, action or cause of action herein released. Liew agrees to indemnify and hold harmless the other parties against any claim, debt, liability, demand, obligation, cost, expense, action or cause of action based on, arising out of or in connection with any such transfer or assignment or purported transfer or assignment.

                       (d) Each party acknowledges that, except as herein expressly set forth, no representations of any kind or character have been made to him by the other party, or by any of the other party's agents, representatives or attorneys, to induce the execution of this Agreement.

                       (e) Each party acknowledges that this Agreement effects the settlement of claims which are denied and contested by the other parties, and that nothing contained herein shall be construed as an admission of liability by or on behalf of the other parties, by whom liability is expressly denied.

                       (f) All of the covenants and agreements herein contained in favor of the CMNN Releasees are for the express benefit of each and all of said parties. All of the covenants and agreements herein contained in favor of the Liew Releasees are for the express benefit of each and all of said parties.

                       (g) Each party agrees that he will forever refrain and forbear from commencing, instituting or prosecuting any lawsuit, action or other proceeding against the other parties based on, arising out of, or in connection with any claim, debt, liability, demand, obligation, cost, expense, action or cause of action that is released and discharged by reason of this Agreement.

                  12. Confidentiality. Each of the parties hereto agree to maintain in strict confidence the existence and terms of this Agreement, and shall not disclose to any person or entity the existence or terms of this Agreement without the prior written consent of the other party, which consent may be granted or withheld in such party"s sole discretion. Notwithstanding the foregoing, neither party shall be deemed to have breached this Agreement if it is obligated to disclose the existence or terms of this Agreement in order to comply with applicable law, regulation or order; provided, that the disclosing party shall advise the other party as soon as reasonably possible of such disclosure.

                  13. Attorneys' Fees. Should any party hereto engage an attorney or institute any action or proceeding at law or in equity, or in connection with an arbitration, to enforce any provision of this Agreement, including an action for declaratory relief, or for damages by reason of an alleged breach of any provision of this Agreement, or otherwise in connection with this Agreement, or any provision hereof, the prevailing party shall be entitled to recover from the losing party or parties reasonable attorneys' fees and costs for services rendered to the prevailing party in such action or proceeding.

                  14. Notices. Unless applicable law requires a different method of giving notice, any and all payment notices, demands or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if served personally or if transmitted by telegraph, facsimile transmission or other electronic written transmission device. If such notice, demand or other communication is served personally, service shall be conclusively deemed made at the time of such personal service. If such notice, demand or other communication is given by telegraph or if by other carrier service, upon confirmation of delivery by the carrier, addressed to the party to whom such notice, demand or other communication or payment required to be given under this Agreement as follows:

To CMNN:                                     Mr. Graham Heal
                                             360 " 220 Cambie Street
                                             Vancouver, BC V6B 2M9
                                             Canada
                                             Facsimile: (604) 687-2192


To Liew:                                     c/o Boughton Peterson Yang Anderson
                                             Barristers & Solicitors
                                             Suite 1000 " 595 Burrard Street
                                             P.O. Box 49290
                                             Vancouver, BC  V7X 1S8
                                             Canada
                                             Facsimile: (604) 683-5317

Any party hereto may change its address for the purpose of receiving notices, demands and other communications as herein provided by a written notice given in the manner aforesaid to the other party or parties hereto.

                  15. Time of the Essence. Time is of the essence of this Agreement and exhibits hereto, and in all the terms, provisions, covenants and conditions hereof and thereof.

                  16. Miscellaneous.

                      (a) Applicable Law. Except as to matters relating to the corporate status and authority of CMNN, this Agreement shall, in all respects, be governed by the laws of the Province of British Columbia applicable to agreements executed and to be wholly performed within the Province of British Columbia. Any controversy arising out of the terms of or performance under this Agreement shall be heard exclusively in the courts of the Province of British Columbia.

                      (b) Severability. Nothing contained herein shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provisions contained herein and any present or future statute, law, ordinance or regulation, the latter shall prevail; but the provision of this Agreement which is affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law, and the remainder of this Agreement shall not be affected thereby.

                      (c) Further Assurances. Each of the parties hereto shall execute and deliver any and all additional papers, documents and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder, to carry out the intent of the parties hereto.

                      (d) Modification or Amendments. No amendment, change or modification of this Agreement shall be valid, unless in writing and signed by all the parties hereto.

                      (e) Successors and Assigns. All of the terms and provisions contained herein shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns. Notwithstanding the foregoing, no party may assign his rights or obligations hereunder without the express written consent of the other parties hereto, except that CMNN may assign its obligations hereunder to any subsidiary or affiliate of CMNN.

                      (f) Entire Agreement. This Agreement, together with its exhibits, constitutes the entire understanding and agreement of the parties with respect to its subject matter, and effective upon the Closing, any and all prior agreements, understandings or representations with respect to its subject matter are hereby terminated and canceled in their entirety and are of no further force or effect.

                      (g) Non-Waiver. No waiver by any party hereto of a breach of any provision of this Agreement shall constitute a waiver of any preceding or succeeding breach of the same or any other provision hereof.

                      (h) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                      (i) Number and Gender. In this Agreement, the masculine, feminine or neuter gender, and the singular or plural number, shall each be deemed to include the others whenever the context so requires.

                      (j) Captions. The captions appearing at the commencement of the sections hereof are descriptive only and for convenience in reference. Should there be any conflict between any such caption and the section at the head of which it appears, the section and not such caption shall control and govern in the construction of this Agreement.

                      (k) Expenses. Each of the parties shall pay all of his or its own costs, legal fees, accounting fees, and any other expenses incurred or to be incurred by it or him in negotiating and preparing this Agreement, and closing and carrying out the transactions contemplated by this Agreement.

                      (l) Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.

                      (m) Exhibits. All exhibits attached hereto are hereby incorporated by reference.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and at the place first above written.


"Liew":


                                                  ------------------------------
                                                  Bryan Liew

"CMNN":                                           Communicate.com Inc., a Nevada
                                                  corporation


                                                  By
                                                    ----------------------------
                                                  Its
                                                     ---------------------------

                               CONSENT OF [SPOUSE]

                  The undersigned spouse of Bryan Liew acknowledges and consents
(a) to the execution of the foregoing Agreement, together with its exhibits, and the consummation of the transactions contemplated thereby, and (b) that the foregoing Agreement, together with its exhibits, constitutes a relinquishment of any of her community property or other interest in the Liew Stock in exchange for the consideration recited therein.

                                                  ------------------------------

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                                    EXHIBIT A

                              DOMAIN NAMES AND URLS

                                    EXHIBIT B

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

         For value received, the undersigned hereby sells, assigns and transfers to Communicate.com, Inc., a Nevada corporation Eleven Million Seven Hundred Fourteen Thousand eighty (11,714,080) shares of the common stock of Communicate.com, Inc., an Alberta corporation, standing in the name of Bryan Liew on the books of said corporation represented by certificate number(s) _____, and herewith and do hereby irrevocably constitute and appoint
_________________________ attorney to transfer the said stock on the books of the within named Corporation with full power of substitution.

Dated:
       ---------------------------           -----------------------------------
                                             Bryan Liew










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